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                                                                   EXHIBIT 10.57



RENEWAL PROMISSORY NOTE



$3,714,305.88                    Houston, Texas                      May 1, 1998

         FOR VALUE RECEIVED, the undersigned, FUTURE PETROLEUM CORPORATION, a Utah corporation, hereby promises to pay to the order of ENCAP EQUITY 1994 LIMITED PARTNERSHIP, a Texas limited partnership ("Lender") the principal sum of THREE MILLION SEVEN HUNDRED FOURTEEN THOUSAND THREE HUNDRED FIVE AND 88/100 Dollars ($3,714,305.88) with interest on the unpaid balance thereof from the date hereof until maturity at the rate of ten percent (10%) per annum, both principal and interest payable as hereinafter provided in lawful money of the United States of America at 1100 Louisiana, Suite 3150, Houston, Texas 77002, or at such other place within Harris County, Texas as from time to time may be designated by the holder of this Note.

         All past due principal and/or interest or installments thereof shall bear interest at the highest rate for which the undersigned may legally contract under applicable law or, if no such rate is designated under applicable law, at the rate of eighteen percent (18%) per annum.

         Interest only on this Note shall be due and payable monthly as it accrues on the last business day of each month, beginning May 29, 1998 and on the last business day of each succeeding month through and including December 31, 1998. Thereafter: (i) the principal of this Note shall be due and payable in monthly installments of Thirty-Eight Thousand Six Hundred Ninety and 69/100 Dollars ($38,690.69) each, payable on the last business day of each calendar month, beginning January 31, 1999, and continuing regularly thereafter until and including December 31, 2003, on which date all unpaid principal of and accrued interest on this Note shall be due and payable and (ii) interest shall be due and payable monthly as it accrues, on the same dates as, but in addition to, said installments of principal.

         This Note (a) is executed and delivered in connection with and pursuant to that certain Purchase and Sale Agreement dated November 25, 1997 (as now or hereafter amended, supplemented, or restated, the "Purchase Agreement") between the undersigned and Energy Capital Investment Company PLC, EnCap Equity 1994 Limited Partnership and Gecko Booty 1994 I Limited Partnership and is one of the "Notes" as defined therein, (b) is executed and delivered in connection with and pursuant to that certain Purchase and Sale Agreement dated May 1, 1998 (as now or hereafter amended, supplemented, or restated, the "May 1998 Purchase Agreement) between the undersigned and Energy Capital Investment Company PLC, EnCap Equity 1994 Limited Partnership and NCI Enterprises, Inc., and is one of the "Notes" as defined therein, (c) is subject to the terms and provisions thereof, which contains provisions for acceleration of maturity hereof upon the happening of certain stated events, and (d) is secured by and entitled to the benefits of certain security documents (as identified therein). Reference is hereby made to (i) the November 1997 Purchase Agreement and the May 1998 Purchase Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein, and (ii) the security documents referenced above for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         This Note is in renewal, extension and increase, but not in novation or extinguishment, of that certain Promissory Note dated as of November 25, 1997 executed by the undersigned and payable to the order of Lender in the original principal amount of $3,301,959.

         The undersigned shall have the right to prepay, without penalty, at any time and from time to time prior to maturity, all or any part of the unpaid principal balance




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of this Note and/or all or any part of the unpaid interest accrued to the date of such prepayment, provided that any such principal thus paid is accompanied by accrued interest on such principal. Any partial prepayments of principal shall be applied to installments thereof in the inverse order of maturity.

         It is the intent of the payee of this Note and the undersigned in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, the said payee and the undersigned stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither the undersigned nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to the undersigned the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that the said payee or any other holder of this Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to the undersigned or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note the undersigned acknowledges that it believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, the undersigned should have reason to believe that such loan is in fact usurious, it will give the holder of this Note notice of such condition and the undersigned agrees that said holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, the undersigned and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this
Note in addition to the principal and interest due and payable hereon all the costs and expenses of said holder in enforcing this Note including, without limitation, reasonable attorneys' fees and legal expenses.

         The undersigned and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for


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payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED FOR ALL PURPOSES BY THE LAW OF THE STATE OF TEXAS AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN SUCH STATE.



                                               FUTURE PETROLEUM CORPORATION,
                                                a Utah corporation



                                               By: /s/ B. CARL PRICE
                                                  -----------------------------
                                                   B. Carl Price, President